                                                                    Exhibit 10.2

                            DISTRIBUTION AGREEMENT


     DISTRIBUTION AGREEMENT dated as of December 11, 1996 (the "Agreement") between Murphy Oil Corporation, a Delaware corporation ("Murphy") and Deltic Timber Corporation, a Delaware corporation ("Deltic").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Deltic is a wholly owned Subsidiary of Murphy;

     WHEREAS, the Board of Directors of Murphy has determined that it is in the best interest of Murphy, its stockholders and Deltic that all shares of Deltic Common Stock owned by Murphy be distributed pro rata to Murphy's stockholders;

     WHEREAS, Murphy and Deltic are concurrently herewith entering into the Tax Sharing Agreement;

     WHEREAS, the parties hereto desire to set forth herein the principal corporate transactions to be effected in connection with the Distribution and certain other matters relating to the relationship and the respective rights and obligations of the parties following the Distribution;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Definitions.  The following terms, as used herein, have the
                    -----------
following meanings:

     "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

     "Administrative Services" has the meaning set forth in Schedule 6.01.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Commission" means the Securities and Exchange Commission.

     "Costs" has the meaning set forth in Section 6.04.

     "Deltic Business" means the businesses and operations of the Deltic Group whether conducted prior to, on or after the Distribution Date.

     "Deltic Common Stock" means the common stock, par value $.01 per share, of Deltic, including any associated preferred stock purchase rights.

     "Deltic Group" means Deltic and its Subsidiaries as of (and, except where the context clearly indicates otherwise, after) the Distribution Date (including all predecessors to such Persons).

     "Deltic Indemnitees" has the meaning set forth in Section 4.02.

     "Deltic Liabilities" means all (i) Liabilities of the Deltic Group under this Agreement, (ii) except as otherwise specifically provided herein or in the Tax Sharing Agreement, other Liabilities, whether arising before, on or after the Distribution Date, of or relating to thing under or relating to the Deltic Group or arising from or in connection with the conduct of the Deltic Business or the ownership or use of assets in connection therewith, including without limitation any Liabilities arising under or relating to

Environmental Laws, and (iii) Liabilities of the Deltic Group set forth in
Schedule 5.01 hereto. Notwithstanding the foregoing, "Deltic Liabilities" shall exclude: (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Sharing Agreement) and (y) any Liabilities specifically retained or assumed by Murphy pursuant to this Agreement.

     "Distribution" means a distribution by Murphy on the Distribution Date of all Deltic Common Stock owned by it to the holders of Murphy Common Stock as of the Record Date.

     "Distribution Agent" means Harris Trust and Savings Bank.

     "Distribution Date" means the business day as of which the Distribution shall be effected.

     "Distribution Documents" means all of the agreements and other documents entered into in connection with the Distribution as contemplated hereby, including, without limitation, this Agreement and the Tax Sharing Agreement.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, permits, licenses and governmental restrictions, whether now or hereafter in effect, relating to the environment, the effect of the environment on human health or to emissions, discharges, releases, manufacturing, storage, processing, distribution, use, treatment, disposal, transportation or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

     "Finally Determined" or "Final Determination" means, with respect to any Action or other matter, that the outcome or resolution of such Action or matter has been judicially determined by judgment or order not subject to further appeal or discretionary review.

     "Force Majeure" has the meaning set forth in

Section 6.05(b).

     "Form 10" means the registration statement on Form 10 filed by Deltic with the Commission on September 9, 1996 to effect the registration of Deltic Common Stock pursuant to the 1934 Act in connection with the Distribution, as such registration statement may be amended from time to time.

     "Group" means, as the context requires, the Deltic Group or the Murphy
Group.

     "Indemnified Party" has the meaning set forth in Section 4.04.

     "Indemnifying Party" has the meaning set forth in Section 4.04.

     "Information Statement" means the information statement to be sent to each holder of Murphy Common Stock in connection with the Distribution.

     "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, any action, order, injunction or consent decree of any governmental agency or entity, or any award of any arbitrator of any kind, and those arising under any agreement, commitment or undertaking.

     "Losses" means, with respect to any Person, any and all damage, loss, liability and expense incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions).

     "Murphy Common Stock" means the common stock, par value $1 per share, of Murphy.

     "Murphy Group" means Murphy and its Subsidiaries (other than any Subsidiary or member of, or other entity in, the Deltic Group).

     "Murphy Indemnitees" has the meaning set forth in Section 4.01.

     "Murphy Liabilities" means all (i) Liabilities of the Murphy Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Sharing Agreement, other Liabilities, whether arising before, on or after the Distribution Date, of or relating to the Murphy Group or arising from or in connection with the conduct of the businesses of the Murphy Group (other than the Deltic Business) or the ownership or use of assets in connection therewith, including without limitation any Liabilities arising under or relating to Environmental Laws. Notwithstanding the foregoing, "Murphy Liabilities" shall exclude: (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Sharing Agreement) and (y) any Liabilities specifically retained or assumed by Deltic pursuant to this Agreement.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     "Office Facilities" has the meaning set forth in Schedule 6.01.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

     "Record Date" means the date determined by Murphy's Board of Directors (or determined by a committee of such Board of Directors or by any person pursuant to authority delegated to such committee or such person) as the record date for determining the holders of Murphy Common Stock entitled to receive Deltic Common Stock pursuant to the Distribution.

     "Representatives" has the meaning set forth in Section 7.06.

     "Restated Deltic Charter" has the meaning set forth in Section 3.02.

     "Services" has the meaning set forth in Schedule 6.01.

     "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Tax" means Tax as such term is defined in the Tax Sharing Agreement.

     "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date hereof between Murphy and Deltic.

     "Termination Notice" has the meaning set forth in Section 6.02(b).

     "Third-Party Claim" has the meaning set forth in Section 4.05.

     "Transition Period" has the meaning set forth in Section 6.02(a).


                                  ARTICLE II

                                ASSET TRANSFERS

     Section 2.01.  Transfers of Certain Other Assets.  Effective prior to or as
                    ---------------------------------
of the Distribution Date or as soon as practicable after the Distribution Date, subject to receipt of any necessary consents or approvals of third parties or of governmental or regulatory agencies or authorities and subject to Section 8.02,
(a) Murphy shall, or shall cause the relevant member of the Murphy Group to, assign, contribute, convey, transfer and deliver to Deltic or to one or more members of the

Deltic Group all of the right, title and interest of Murphy or such member of the Murphy Group in and to all assets, if any, held by any member of the Murphy Group that relate solely to the Deltic Business (and not to the businesses of the Murphy Group) and Deltic shall assume and take transfer of all liabilities associated with such assets, and (b) Deltic shall, or shall cause the relevant member of the Deltic Group to, assign, convey, transfer and deliver to Murphy or to one or more members of the Murphy Group all of the right, title and interest of Deltic or such member of the Deltic Group in and to all assets, if any, held by any member of the Deltic Group that relate solely to the businesses of the Murphy Group (and not to the Deltic Business) and Murphy shall assume and take transfer of all liabilities associated with such assets.

     Section 2.02.  Agreement Relating To Consents Necessary To Transfer Assets.
                    -----------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the necessary consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Deltic or Murphy thereunder. Deltic and Murphy will, subject to Section 8.02, use their reasonable efforts to obtain the consent of any third party or any governmenin connection with the transfer or assignment pursuant to Section 2.01 of any such asset or any claim or right or any benefit arising thereunder. If such required consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive all such rights, Deltic and Murphy will cooperate in a mutually agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to such transferee, or under which the transferor would enforce for the benefit of the transferee, with the transferee assuming the transferor's obligations, any and all rights of the transferor against a third party thereto.

                                  ARTICLE III

                               THE DISTRIBUTION

     Section 3.01.  Cooperation Prior to the Distribution.
                    -------------------------------------

     (a) Murphy and Deltic have prepared, and Deltic has filed with the Commission, the Form 10, which includes or incorporates by reference the Information Statement setting forth appropriate disclosure concerning Deltic and the Distribution. The Form 10 has become effective under the 1934 Act. After the Form 10 became effective, Murphy mailed the Information Statement to the holders of Murphy Common Stock as of the Record Date.

     (b) Murphy and Deltic shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

     (c) Murphy and Deltic shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

     (d) Deltic shall prepare, file and pursue an application to permit listing of the Deltic Common Stock on the New York Stock Exchange.

     Section 3.02.  Murphy Board Action; Conditions Precedent to the
                    ------------------------------------------------
Distribution.  Murphy's Board of Directors shall, in its discretion, establish
------------
(or delegate authority to establish) the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

     (i) the Form 10 shall have become effective under the 1934 Act;

          (ii) the Deltic Common Stock to be delivered in the Distribution shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (iii) the Board of Directors of Murphy shall be satisfied that (a) both before and after giving effect to the Distribution, Murphy is not and would not be insolvent, (b) after giving effect to the Distribution, Murphy would be able to pay its liabilities as they mature and become absolute, and Murphy would not have unreasonably small capital with which to engage in its business and (c) the Distribution will be made out of surplus within the meaning of Section 170 of the Delaware General Corporation Law.

          (iv) Murphy's Board of Directors shall have approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Distribution Date;

          (v) Deltic's Board of Directors, as named in the Information Statement, shall have been elected by Murphy, as sole stockholder of Deltic, and Deltic's certificate of incorporation (the "Restated Deltic Charter") and bylaws, in substantially the forms filed as exhibits to the Form 10, shall be in effect;

          (vi) the Tax Sharing Agreement shall have been duly executed and delivered by the parties thereto;

          (vii) Murphy shall have received an appropriate private letter ruling issued by the Internal Revenue Service, or an opinion of counsel satisfactory to Murphy, as to the tax-free nature of the Distribution; and

          (viii) a credit facility shall have been made available to Deltic by its lenders on terms and in an amount satisfactory to Murphy and Deltic.

     Section 3.03.  The Distribution.  Subject to the terms and conditions set
                    ----------------
forth in this Agreement, (i) prior to the Distribution Date, Murphy shall deliver to the Distribution Agent for the benefit of holders of record of Murphy Common Stock on the

Record Date, a stock certificate or certificates, endorsed by Murphy in blank, representing all of the then outstanding shares of Deltic Common Stock owned by Murphy, (ii) the Distribution shall be effective as of the close of business, New York time, on the Distribution Date and (iii) Murphy shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each holder of record of Murphy Common Stock as of the Record Date one share of Deltic Common Stock for each 3.5 shares of Murphy Common Stock so held. Deltic agrees to provide all certificates for shares of Deltic Common Stock that Murphy shall require (after giving effect to Section 3.04) in order to effect the Distribution.

     Section 3.04.  Subdivision of Deltic Common Stock to Accomplish the
                    ----------------------------------------------------
Distribution.  Effective upon the filing of the Restated Deltic Charter with the
------------
Secretary of State of the State of Delaware, each share of Deltic Common Stock then issued and outstanding shall, without any action on the part of the holder thereof, be subdivided and converted into that number of fully paid and non-assessable shares of Deltic Common Stock issued and outstanding equal to the number of shares of Murphy Common Stock outstanding on the Record Date (excluding shares of restricted stock) times 1/3.5 divided by the number of shares of Deltic Common Stock outstanding immediately prior to such filing.

     Section 3.05.  Fractional Shares.  No certificates representing fractional
                    -----------------
shares of Deltic Common Stock will be distributed in the Distribution. The Distribution Agent will be directed to determine the number of whole shares and fractional shares of Deltic Common Stock allocable to each holder of Murphy Common Stock as of the Record Date. Upon the determination by the Distribution Agent of such number of fractional shares, as soon as practicable after the Distribution Date, the Distribution Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market and shall disburse the appropriate portion of the resulting cash proceeds to each holder entitled thereto.

                                  ARTICLE IV

                                INDEMNIFICATION

     Section 4.01.  Deltic Indemnification of the Murphy Group.
                    ------------------------------------------

     (a) Subject to Section 4.03, on and after the Distribution Date, Deltic shall indemnify, defend and hold harmless the Murphy Group and the respective directors, officers, employees and Affiliates of each Person in the Murphy Group (the "Murphy Indemnitees") from and against any and all Losses incurred or suffered by any of the Murphy Indemnitees (i) arising out of, or due to the failure of any Person in the Deltic Group to pay, perform or otherwise discharge, any of the Deltic Liabilities, or (ii) arising out of or in connection with the provision by the Murphy Group of the Services to the Deltic Group under Article VI.

     (b) Subject to Section 4.03, Deltic shall indemnify, defend and hold harmless each of the Murphy Indemnitees and each Person, if any, who controls any Murphy Indemnitee within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Form 10 or any amendment thereof or the Information Statement (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Deltic in writing by Murphy expressly for use therein.

     Section 4.02.  Murphy Indemnification of Deltic Group.
                    --------------------------------------

     (a) Subject to Section 4.03, on and after the Distribution Date, Murphy shall indemnify, defend and hold harmless the Deltic Group and the respective directors, officers, employees and Affiliates of each Person in the Deltic Group (the "Deltic Indemnitees") from and against any and all Losses incurred or suffered by any of the Deltic Indemnitees and arising out of, or due to the failure of any Person in the Murphy Group to pay, perform or otherwise discharge, any of the Murphy Liabilities.

     (b) Subject to Section 4.03, Murphy shall indemnify, defend and hold harmless each of the Deltic Indemnitees and each Person, if any, who controls any Deltic Indemnitee within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Form 10 or any amendment thereof or the Information Statement (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Deltic in writing by Murphy expressly for use therein.

     Section 4.03.  Insurance; Third Party Obligations.   Any indemnification
                    ----------------------------------
pursuant to Sections 4.01 or 4.02 shall be paid net of the amount of any insurance or other amounts that would be payable by any third party to the Indemnified Party (as defined below) in the absence of this Agreement (irrespective of time of receipt of such insurance or other amounts). It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

     Section 4.04.  Notice and Payment of Claims.  If any Murphy Indemnitee or
                    ----------------------------
Deltic Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under
Article IV (other than in connection with any Action subject to Section 4.05), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such indemnity claim and setting forth the grounds therefor within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. In the event of such a timely objection by the Indemnifying Party, the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of such indemnity claim shall be paid by the Indemnifying Party to the Indemnified Party in cash within 15 days after such indemnity claim has been so Finally Determined.

     Section 4.05.  Notice and Defense of Third-Party Claims.   Promptly
                    ----------------------------------------
following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 4.05 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 4.05; provided that if the Indemnifying Party does not within such
                   --------
30-day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defense of a Third-Party Claim, (x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified
                                                  --------
Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided that
                                                                --------
the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable
                       --------
for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shally in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been Finally Determined, in the case of a Third-Party Claim as to which the Indemnifying Party has acknowledged liability or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been Finally Determined.

     Section 4.06.  Contribution.  If for any reason the indemnification
                    ------------
provided for in Section 4.01 or 4.02 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect all relevant equitable considerations.

     Section 4.07.  Non-Exclusivity of Remedies.  The remedies provided for in
                    ---------------------------
this Article IV are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.


                                   ARTICLE V

                               EMPLOYEE MATTERS

     Section 5.01.  Employee Matters Generally.  With respect to employee
                    --------------------------
matters and employee benefits arrangements, the parties hereto agree as set forth in Schedule 5.01.


                                  ARTICLE VI

                         CERTAIN TRANSITIONAL SERVICES

     Section 6.01.  Provision of Services.  On the terms and conditions set
                    ---------------------
forth in this Agreement, in order to assist in effecting an orderly transition following the Distribution, the Murphy Group will provide to or perform for the Deltic Group and the Deltic Group will purchase from the Murphy Group, for the Transition Period, the Services set forth in Schedule 6.01.

     Section 6.02.  Duration of Provision and Purchase of Services.
                    ----------------------------------------------

     (a) The Services shall be provided by the Murphy Group and purchased by Deltic for a period (the "Transition Period") commencing on the Distribution Date and ending on the earlier of (i) six (6) months after the Distribution Date and (ii) with respect to any Service, thirty (30) days after delivery of a Termination Notice pursuant to Section 6.02(b).

     (b) At any time during the Transition Period, Deltic may, at its election, terminate the provision of any Service by delivery of a notice to Murphy (a "Termination Notice"), which termination shall become effective with respect to such Service thirty (30) days after the date of delivery of a Termination Notice.

     Section 6.03.  Nature and Scope of Provision of Services.  The nature,
                    -----------------------------------------
scope and timing of provision of the Services to be provided by the Murphy Group to the Deltic Group hereunder shall be substantially consistent with the nature, scope and timing of the Murphy Group's comparable services provided to the Deltic Group prior to the Distribution; provided that Murphy shall not be
                                        --------
obligated to hire additional or replacement employees, or increase the compensation of its existing employees, in order to provide the Services to the Deltic Group.

     Section 6.04.  Charges and Payment for Services.  Deltic shall pay or
                    --------------------------------
reimburse Murphy for all costs attributable to the provision or performance by the Murphy Group of the Services hereunder as set forth in Schedule 6.01 (the "Costs"). All Costs required to be paid or reimbursed to Murphy hereunder shall be invoiced monthly by Murphy and (ii) invoiced amounts shall be due and payable by Deltic in cash within thirty (30) days from date of receipt of such invoice therefor.

     Section 6.05.  Exculpation; Force Majeure.
                    --------------------------

     (a) No Murphy Indemnitee shall be liable to any other Person for any Losses directly or indirectly arising out of, relating to or in connection with the performance or non-performance of the Services hereunder, except to the extent such Losses are attributable to the Murphy Group's gross negligence or willful misconduct.

     (b) Without limiting the provisions of Section 6.05(a), the Murphy Group shall not be liable to the Deltic Group for any delay or default in performance of the Services where occasioned by any cause of any kind or extent beyond the Murphy Group's control including, by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, failure to obtain any consent or approval of a third party necessary to provide the Services, or failure of suppliers, public utilities or common carriers ("Force Majeure"). In claiming relief hereunder Murphy shall promptly notify Deltic in writing of the Force Majeure causing delay or default in performance, the probable extent to which it will be unable to perform, and the actions it intends to take to remove such Force Majeure, to the extent reasonably possible to do so. The Murphy Group shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance.


                                  ARTICLE VII

                             ACCESS TO INFORMATION

     Section 7.01.  Provision of Corporate Records.   Immediately prior to or
                    ------------------------------
as soon as practicable following the Distribution Date, each Group shall provide to the other Group all documents, contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating to such other Group or such other Group's business and affairs; provided that if any such documents, contracts,
                              --------
books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, contracts, books, records or data.

     Section 7.02.  Access to Information.   From and after the Distribution
                    ---------------------
Date, each Group shall afford promptly to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all documents, contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group, including, without limitation, for audit, accounting, litigation and disclosure and reporting purposes.

     Section 7.03.  Litigation Cooperation.  Each Group shall use reasonable
                    ----------------------
efforts to make available, upon written request, its directors, officers, employees and representatives as witnesses to the other Group and its accountants, counsel, and other designated representatives, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any legal, administrative or other proceedings arising out of either Group's business and operations prior to the Distribution Date in which the requesting party may from time to time be involved.

     Section 7.04.  Reimbursement.  Each Group providing information or
                    -------------
witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 7.01, 7.02 or 7.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all costs and expenses as may be reasonably incurred in providing such information, witnesses or cooperation.

     Section 7.05.  Retention of Records.  Except as otherwise required by law
                    --------------------
or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business and operations in accordance with the past practice of such party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

     Section 7.06.  Confidentiality.  Each party shall hold and shall cause its
                    ---------------
directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information (other than any such information relating solely to the business or affairs of such party) concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired after the Distribution Date on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information which it is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

     Section 7.07.  Inapplicability of Article VII to Tax Matters.
                    ---------------------------------------------
Notwithstanding anything to the contrary in Article VII, Article VII shall not apply with respect to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Sharing Agreement.


                                 ARTICLE VIII

                           CERTAIN OTHER AGREEMENTS

     Section 8.01.  Intercompany Accounts.  Except as otherwise provided in the
                    ---------------------
Tax Sharing Agreement, all intercompany receivable, payable and loan balances in existence as of the Distribution Date between the Murphy Group and Deltic Group will be eliminated by payment in full by the party owing any such obligation.

     Section 8.02.  Further Assurances and Consents.  In addition to the actions
                    -------------------------------
specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including but not limited to using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no
                                                               --------
party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.


                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01.  Notices.  All notices and other communications to any party
                    -------
hereunder shall be in writing (including telex, telecopy or similar writing) and shall be deemed given when received addressed as follows:


     If to Murphy, to:

        Murphy Oil Corporation
        200 Peach Street
        El Dorado, Arkansas  71731-7000
        Telecopy:  (501) 864-6220
        Attention:  General Counsel

     If to Deltic, to:

        Deltic Timber Corporation
        200 Peach Street
        El Dorado, Arkansas  71731-7000
        Telecopy:  (501) 864-6565
        Attention:  General Counsel


Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

     Section 9.02.  Amendments; No Waivers.
                    ----------------------

     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Murphy and Deltic, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the
exercise of any other right, power or privilege.   The rights and remedies
herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03.  Expenses.  Except as specifically provided otherwise in this
                    --------
Agreement or the Tax Sharing Agreement (including, without limitation, in Articles IV and VI, Sections 7.04, 7.05, 8.01 and 9.07(c) and Schedules 5.01 and
6.01 of this Agreement), all costs and expenses incurred in connection with the preparation, execution and delivery of the Distribution Documents and the consummation of the Distribution and the other transactions contemplated hereby (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing and printing of the Form 10 and the Information Statement) shall be paid by the party incurring such costs or expenses.

     Section 9.04.  Successor and Assigns.  The provisions of this Agreement
                    ---------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign,
                                   --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     Section 9.05.  Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the law of the State of Arkansas, without regard to the conflicts of laws rules of such State.

     Section 9.06.  Entire Agreement.  This Agreement and the other Distribution
                    ----------------
Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Distribution Documents has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Distribution Document, the provisions of such other Distribution Document shall prevail.

     Section 9.07.  Tax Sharing Agreement; Set-Off; Certain Transfer Taxes.
                    ------------------------------------------------------

     (a) Except as otherwise provided herein, this Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Sharing Agreement.

     (b) If, at the time Deltic is required to make any payment to Murphy under this Agreement, Murphy owes Deltic any amount under this Agreement or the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time Murphy is required to make any payment to Deltic under this Agreement, Deltic owes Murphy any amount under this Agreement or the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

     (c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with Section 2.01 of this Agreement shall be borne and paid by the Person who is receiving the property being transferred. The party that is required by applicable law to file any Return (as defined in the Tax Sharing Agreement) or make any payment with respect to any such Tax shall do so, and the other party shall cooperate with respect thereto as necessary. The non-paying party shall reimburse the paying party in accordance with this Section 9.08 within 5 business days after it receives notice of the payment of such Tax.

     Section 9.09.  Existing Arrangements.  Except as otherwise contemplated
                    ---------------------
hereby, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between the Deltic Group and the Murphy Group shall be terminated effective as of the Distribution Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Distribution Date unless embodied in the Distribution Documents.

     Section 9.10.  Termination Prior to the Distribution.  The Murphy Board of
                    -------------------------------------
Directors may at any time prior to the Distribution abandon the Distribution and, by notice to Deltic, terminate this Agreement (whether or not the Murphy Board of Directors has theretofore approved this Agreement and/or the Distribution).

     Section 9.11.  Captions.  The captions herein are included for convenience
                    --------
of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF the parties hereto have caused this Distribution Agreement to be duly executed by these respective authorized officers as of the date first above written.


                                        MURPHY OIL CORPORATION



                                        By   /s/ S. Cosse
                                           ----------------------------
                                           Name: Steven A. Cosse
                                           Title: Senior Vice President



                                        DELTIC TIMBER CORPORATION



                                        By   /s/ Clefton D. Vaughan
                                           -----------------------------
                                           Name: Clefton D. Vaughan
                                           Title: Vice President

                                                                   SCHEDULE 5.01

                               EMPLOYEE MATTERS


     Section 1.  General.  Except as otherwise set forth in this Schedule 5.01,
                 -------
(a) Murphy shall retain any and all liabilities relating to or arising out of any employee benefit or compensation arrangement (a "Plan") in respect of any employee or former employee of Murphy and any Affiliate of Murphy who is not a Transferred Employee (as hereinafter defined), and (b) Murphy shall have no liability relating to or arising out of any Plan in respect of Transferred Employees to the extent that any such liability is incurred or otherwise relates to any period after the Distribution Date.

     Section 2.  Employees.  Except as provided in the following two sentences,
                 ---------
with respect to each individual who is listed on Exhibit A hereto (collectively, the "Transferred Employees"), Deltic shall cause the employment of such Transferred Employee to be continued on the Distribution Date, provided that nothing stated herein shall limit the right of Deltic or any Subsidiary to terminate the employment of any Transferred Employee following the Distribution Date or to reduce or otherwise modify the position, responsibilities, compensation or benefits of any Transferred Employee at any time. Any individual who is listed on Exhibit A hereto who is not actively employed, as of the Distribution Date, by reason of disability, shall not be considered a Transferred Employee as of the Distribution Date. Upon the return of any such individual to active employment, (i) Deltic shall cause the employment of such individual to be continued, consistent with the terms of the first sentence of this Section 2, (ii) such individual shall thereafter be considered a Transferred Employee, and (iii) any references in this Schedule 5.01 to the Distribution Date shall, with respect to such individual, be deemed where appropriate to refer instead to the date such individual becomes a Transferred Employee. The employee benefit plans and arrangements maintained by Deltic shall give full service creection with any such severance or vacation plan or policy, for purposes of determining the level of benefit) for any service on or prior to the Distribution Date of a Transferred Employee with Murphy and its Subsidiaries.

     Section 3.  Defined Benefit Retirement Plan.
                 -------------------------------

     (a) Effective as of the Distribution Date, Murphy shall take all necessary actions to cause the Retirement Plan of Murphy Oil Corporation (the "Murphy DB Plan") to be amended (i) to freeze, effective immediately prior to the Distribution Date, future benefit accruals with respect to Transferred Employees, and (ii) to provide for the direct trust-to-trust transfer of assets and the assumption of liabilities as contemplated herein.

     (b) Prior to the Distribution Date, Deltic shall establish a defined benefit pension plan which shall be qualified under Section 401(a) of the Code (the "Deltic DB Plan") effective as of the Distribution Date covering Transferred Employees. The Deltic DB Plan shall contain provisions comparable in all material respects to those of the Murphy DB Plan immediately prior to the time of adoption of the Deltic DB Plan. As soon as practicable following the establishment of the Deltic DB Plan, Murphy and Deltic shall file with the IRS proper notice on IRS Forms 5310 regarding the transfer of assets and liabilities from the Murphy DB Plan to the Deltic DB Plan.

     (c) As soon as practical after the Distribution Date and in no event later than the termination of the Transition Period, following receipt by Deltic and Murphy of favorable determination letters or Deltic's certification to Murphy, and Murphy's certification to Deltic, in a manner reasonably acceptable to both Murphy and Deltic, that the Murphy DB Plan and Deltic DB Plan are qualified under the applicable provisions of the Code, the assets and liabilities associated with all Transferred Employees shall be transferred from the Murphy DB Plan to the Deltic DB Plan. The amount of assets to be transferred shall be equal to that amount which bears the same ratio to the assets of the Murphy DB Plan, as of the Distribution Date, as the accrued liability of the Transferred Employees bears to the accrued liability of all participants in the Murphy DB Plan, as of the Distribution Date. For purposes of the preceding sentence, the "accrued liability" of any participant in the Murphy DB Plan shall be calculated under the entry age normal actuarial method using the same actuarial assumptions employed for purposes of the most recent annual valuation of the Murphy DB Plan. The assets to be transferred shall be credited (or charged) expenses, on the balance outstanding from time to time from the Distribution Date to the actual date of transfer, at the rate of earnings (or losses) on assets of the Murphy DB Plan during the period from the Distribution Date to the last day of the month ending prior to the actual date of transfer. Notwithstanding the above, the transfer of assets and liabilities from the Murphy DB Plan to the Deltic DB Plan shall satisfy the requirements of Code Section 414(l). Deltic and Murphy shall each use best efforts to effect the asset and liability transfers contemplated in this Section 3 as soon as practicable.

     (d) Following the transfers of assets and liabilities as provided in paragraph (c) above, Deltic shall have no further liability whatsoever (either under this Agreement or otherwise) with respect to the participants under the Murphy DB Plan, and Murphy shall have no further liability whatsoever (either under this Agreement or otherwise) with respect to the participants under the Deltic DB Plan.


     Section 4.  Defined Contribution Retirement Plans.
                 -------------------------------------

     (a) Effective as of the Distribution Date, Murphy shall amend the Thrift Plan for Employees of Murphy Oil Corporation (the "Murphy DC Plan") (i) to cause the active participation of the Transferred Employees therein to cease as of the Distribution Date, and (ii) to provide for the direct trust-to-trust transfer of plan accounts as contemplated herein.

     (b) Prior to the Distribution Date, Murphy or Deltic shall establish a defined contribution retirement plan which shall be qualified under Section 401(a) of the Code (the "Deltic DC Plan") effective as of the Distribution Date covering Transferred Employees. The Deltic DC Plan shall contain provisions comparable in all material respects to those of the Murphy DC Plan immediately prior to the time of adoption of the Deltic DC Plan.

     (c) No later than the date of the transfer described herein, Murphy shall make all applicable 401(k), profit sharing, matching contributions and qualified non-elective contributions payable under the Murphy DC Plan with respect to Transferred Employees for periods on or prior to the Distribution Date and shall be entitled to retain any applicable reserves or accruals relating thereto. As soon as practicable following the Distribution Date, Murphy shall cause the trustee of the Murphy DC Plan to transfer the full account balances of Transferred Employees (and beneficiaries thereof) under the Murphy DC Plan (which account balances will have been credited with appropriate earnings attributable to the period from the Distribution Date to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during the period from the Distribution Date to the date of transfer described herein, to the appropriate trustee as designated by Deltic under the trust agreement forming a part of the Deltic DC Plan. Murphy and Deltic agree to take such actions and enter into such agreements, if any, that may be necessary to effect the transfer described herein. In consideration for the transfer of assets described herein, Deltic shall, effective as of the date of transfer described herein, assume all of the obligations of Murphy in respect of the account balances accumulated by Transferred Employees under the Murphy DC Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) with respect to the account balances transferred to the Deltic DC Plan. Murphy hereby indemnifies Deltic against and agrees to hold it harmless from any liabilities or claims (including claims for benefits or for breach of fiduciary duties, but excluding claims for benefits to the extent of the assets transferred hereunder) relating to the Murphy DC Plan (or the qualified status of that Plan) which arose prior to the transfer of assets described herein or which relate to the operation or administration of that Plan prior to the transfeltic hereby indemnifies Murphy against and agrees to hold it harmless from any liabilities or claims relating to the qualified status of the Deltic DC Plan or the operation or administration of that Plan following the transfer of assets described herein.

     (d) As of the Distribution Date, Deltic shall assume sponsorship of the Thrift Plan for Employees of Deltic Farm &

Timber, Inc. (the "Deltic Hourly Plan") and, except as provided in the succeeding sentence, Murphy shall have no further liability with respect to such Plan. Murphy hereby indemnifies Deltic against and agrees to hold it harmless from any liabilities or claims (excluding claims for benefits but including claims for breach of fiduciary duties relating to the Deltic Hourly Plan or the qualified status of that Plan) which arose prior to the assumption of sponsorship described herein or which relate to the operation or administration of that Plan prior to such assumption of sponsorship. Deltic hereby indemnifies Murphy against and agrees to hold it harmless from any liabilities or claims relating to the qualified status of the Deltic Hourly Plan or the operation or administration of that Plan following the assumption of sponsorship described herein.

     Section 5.  Welfare Plans and Worker Compensation.
                 -------------------------------------

     (a) As soon as practicable after the Distribution Date, Deltic shall establish or designate welfare benefit plans, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, for the benefit of the Transferred Employees. Murphy shall retain liability for all incurred but unpaid claims of Transferred Employees and their beneficiaries as of the Distribution Date under the health and life insurance benefit plans maintained by Murphy. Deltic shall assume as of the Distribution Date all the obligations of Murphy and any of its Affiliates for any obligation to provide coverage and benefits for Transferred Employees and their qualified beneftion Act of 1985 and Section 4980B of the Code.

     (b) Deltic shall be responsible for all workers compensation claims, whether arising before or after the Distribution Date, with respect to any Transferred Employee. In addition, Deltic shall be entitled to retain any applicable reserves or accruals relating thereto.

     (c) As of the Distribution Date, Deltic shall assume or retain all liabilities with respect to postretirement health and life insurance benefits of Transferred Employees. Murphy shall retain or assume all other liabilities with respect to postretirement health and life insurance benefits

     Section 6.  Bonus and Profit Incentive Plans.  Murphy shall bear the full
                 --------------------------------
cost of any bonus or short-term incentive award for calendar 1996 for any Transferred Employee (the amount of which shall be determined in the ordinary course, consistent with past practice), and Deltic shall have no liability therefor. Murphy shall have no liability for, and Deltic shall bear the cost of, any bonus or short-term incentive awards relating to periods beginning on or after January 1, 1997.

     Section 7.  Severance.  The continued employment by Deltic and its
                 ---------
Affiliates of Transferred Employees after the Distribution Date shall not be deemed a severance of employment of such Transferred Employees from Murphy for purposes of any policy, plan, program or agreement of Murphy or any of its Subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

     Section 8.  Nonqualified Deferred Compensation.  Deltic and its Affiliates
                 ----------------------------------
shall assume as of the Distribution Date all of the obligations and liabilities of Murphy and any of its Affiliates for any Transferred Employee under any nonqualified deferred compensation plan or arrangement maintained by Murphy.

     Section 9.  No Third Party Beneficiaries.  Neither Transferred
                 ----------------------------
Employees nor any current, former or retired employee of Murphy or its affiliates shall be entitled to enforce the provisions of this Schedule against the respective parties as third party beneficiaries thereof.

                          Exhibit A to Schedule 5.01

                             Transferred Employees

                                                                   SCHEDULE 6.01


                       SERVICES DURING TRANSITION PERIOD

     Set forth below are the services (each numbered item, a "Service" and collectively, the "Services") that the Murphy Group will provide to the Deltic Group during the Transition Period and the Costs related thereto.


===============================================================================
                                                                      Costs
                 Services                                           (per month)
                 --------                                           -----------
-------------------------------------------------------------------------------
Office Facilities - Rental.

   1.  Murphy shall provide the Deltic Group with use of the office    $ 4,200
   facilities at 200 Peach Street, El Dorado, Arkansas that are occupied and in use by the Deltic Group as of the Distribution
   Date (the "Office Facilities").
--------------------------------------------------------------------------------
Office Facilities - Usage.

   2.  The Murphy Group shall provide the Deltic Group with services   $15,750
   substantially similar to those provided to the Deltic Group prior to the Distribution Date in connection with the Deltic Group's usage of the Office Facilities in the ordinary course of business.
   Such services shall include, without limitation: (i) janitorial service; (ii) telephone service; (iii) provision of utilities, including electricity, gas and water; (iv) provision of office equipment for use by the Deltic Group, including photocopying equipment, fax machines and personal computers; (v) contract mechanical maintenance service; (vi) contract fire system
   maintenance; (vii) contract elevator maintenance; (viii) payment of property taxes related to the Office Facilities; (ix) provision of insurance for the Office Facilities; and (x) provision of building engineers and maintenance supplies related to the Office
   Facilities.
--------------------------------------------------------------------------------




================================================================================
                                                                       Costs
                 Services                                            (per month)
                 --------                                            -----------

Administrative Functions.

   The Murphy Group shall provide the Deltic Group with such administrative services as are reasonably required by the Deltic Group and are substantially similar to those provided to the Deltic Group by the Murphy Group prior to the Distribution Date in the following areas (the "Administrative Services"):

   3.  Controllers                                                     $ 6,900
   4.  Environmental Affairs                                             6,700
   5.  Human Resources                                                  14,250
   6.  Information Systems                                               5,725
   7.  Insurance                                                         8,000
   8.  Law                                                              14,400
   9.  Purchasing                                                        1,500
   10. Treasury and Tax/1/                                              15,200
                                                                       -------
                                                                       $72,675
                                                                       =======

                                                           In the event that there
                                                           is a significant increase
                                                           or decrease in the level
                                                           of activity required by
                                                           Murphy personnel in provid-
                                                           ing any of the Administra-
                                                           tive Services, Murphy and
                                                           Deltic hereby agree to
                                                           renegotiate in good faith
                                                           the Costs associated
                                                           therewith.
--------------------------------------------------------------------------------

/1/ Includes preparation and filing of consolidated Federal Tax Returns for all Pre-Distribution Periods (in each case, as defined in the Tax Sharing Agreement) pursuant to Section 2(c) of the Tax Sharing Agreement.

=============================================================================================================
                                                                                          Costs
                           Services                                                    (per month)
                           --------                                                    -----------
11. Insurance

    The insurance policies listed below (with applicable expiration               In the event that Murphy
    dates) have been purchased by Murphy and provide coverage for various         incurs any retroactive
    activities and assets of the Deltic Group.  Murphy has previously             premium adjustments or
    collected from Deltic its pro rata portion of the initial premiums under      refunds attributable to
    such policies.  For each policy, prior to expiration Murphy shall assist      claims or coverage
    Deltic in processing claims and such other matters as may be requested        applicable to the Deltic
    by Deltic. Following expiration of each policy, Murphy shall not be           Group, Murphy shall
    obligated to renew or replace such policy for the benefit of Deltic and       invoice or credit Deltic
    Deltic may procure any replacement or other policy as it may desire.          for such charges, as
                                                                                  applicable.

Policy                  Insurance Carrier                     Expiration Date
-----------------------------------------------------------------------------
Workers'                Reliance National                       06/01/97
Compensation            Indemnity Company
Automobile              Reliance National                       06/01/97
Liability               Indemnity Company
General                 Reliance National                       06/01/97
Liability               Indemnity Company
Excess                  Lloyds/XL/OCIL/AC                       04/30/97
Liability
Business                Life Insurance                          07/02/97
Travel/                 Company of North
Accident                America
Directors &             National Union Fire                     09/30/97
Officers                Insurance Company
Liability
=============================================================================================================

                                       3